UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 8, 2014

SOUTHWEST GAS CORPORATION
(Exact name of registrant as specified in its charter)

California	1-7850	88-0085720
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

5241 Spring Mountain Road
Post Office Box 98510
Las Vegas, Nevada		89193-8510
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (702) 876-7237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07       Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Southwest Gas Corporation (“the Company”) was held on May 8, 2014.  Holders of approximately 41,142,601 shares of common stock were represented in person or by proxy.  Matters voted upon and the final results of the voting were as follows:

Proposal 1.  The vote on the election of twelve (12) directors to serve a one-year term until the next Annual Meeting (or until their successors are qualified and elected) was as follows:

Name	For	Withheld	Broker Non-votes
Robert L. Boughner	37,365,547	140,620	3,636,434
José A. Cárdenas	37,312,841	193,326	3,636,434
Thomas E. Chestnut	37,373,602	132,565	3,636,434
Stephen C. Comer	37,373,828	132,339	3,636,434
LeRoy C. Hanneman, Jr.	37,307,555	198,612	3,636,434
Michael O. Maffie	37,219,021	287,146	3,636,434
Anne L. Mariucci	37,276,391	229,775	3,636,434
Michael J. Melarkey	37,290,725	215,441	3,636,434
Jeffrey W. Shaw	37,342,762	163,405	3,636,434
A. Randall Thoman	37,363,395	142,772	3,636,434
Thomas A. Thomas	33,130,337	4,375,830	3,636,434
Terrence L. Wright	37,233,004	273,163	3,636,434

Proposal 2.  The vote to approve, on an advisory basis, the Company’s executive compensation was as follows:
For	Against	Abstain	Broker Non-votes
33,734,754	612,301	3,159,111	3,636,434

Proposal 3.  The vote on the proposal to reapprove and amend the Company’s Management Incentive Plan was as follows:
For	Against	Abstain	Broker Non-votes
33,962,276	3,311,504	232,388	3,636,434

Proposal 4.  The vote on the proposal to ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for fiscal year 2014 was as follows:

For	Against	Abstain

40,715,234	282,207	145,160

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS CORPORATION

Date: May 12, 2014
/s/ GREGORY J. PETERSON
Gregory J. Peterson
Vice President/Controller and
Chief Accounting Officer